Exhibit 99.1

RELEASE: IMMEDIATE

GETTY REALTY CORP. ANNOUNCES THAT A SETTLEMENT IN PRINCIPLE HAS BEEN REACHED BY THE GETTY PETROLEUM MARKETING INC. TRUST OF ITS LAWSUIT AGAINST LUKOIL FOR $93 MILLION

- Company Anticipates Realizing Initial Cash Proceeds of Approximately $32 Million Pending Additional Hearings -

JERICHO, NY, July 17, 2013 --- Getty Realty Corp. (NYSE:GTY)(“Getty” or the “Company”) announced today that the parties in the adversary proceeding brought in the United States Bankruptcy Court, Southern District of New York, by the Getty Petroleum Marketing Inc. Trust (the “GPMI Liquidating Trust”), as Plaintiff, against Lukoil Americas Corporation, Lukoil North America LLC, OAO Lukoil, and certain directors and officers of Getty Petroleum Marketing Inc. (“GPMI”), as Defendants, based on claims, among others, of fraudulent conveyance and breach of the fiduciary duties (the “Lukoil Lawsuit”), have agreed upon a settlement. The terms of the settlement include a release of the Defendants from the claims alleged by the Plaintiff in its complaint and a collective payment by or on behalf of the Defendants to the Plaintiff of $93 million.

As previously disclosed by the Company, pursuant to a litigation funding agreement between the Company and the GPMI Liquidating Trust (the “Litigation Funding Agreement”), the Company has been funding the Plaintiff's prosecution costs for the Lukoil Lawsuit, as well as certain expenses incurred by the GPMI Liquidating Trust in connection with the wind-down of its estate.  The Litigation Funding Agreement provides that the Company is entitled to receive proceeds from the successful prosecution of the Lukoil Lawsuit (including by way of settlement) in an amount equal to the sum of (i) all funds advanced for wind-down costs and expert witness and consultant fees plus interest on such advances; (ii) the greater of all funds advanced for legal fees and expenses relating to the prosecution of the litigation plus interest on such advances or 24% of the gross proceeds from the settlement; and (iii) reimbursement of certain additional legal fees incurred by Getty in connection with the Litigation Funding Agreement.  In addition to its claims under the Litigation Funding Agreement, the Company also has an unrecovered balance on its priority administrative claim plus accrued interest thereon and a significant unsecured claim for which it will receive its pro rata share of any remaining proceeds of the settlement that are distributed to unsecured creditors.

The $93 million settlement payment to the GPMI estate is conditioned, among other things, on approval by the Bankruptcy Court and may be subject to objections by creditors or other parties in interest. A hearing to consider the settlement and any objections thereto has been scheduled for July 29, 2013.  The Bankruptcy Court’s decision as to the settlement is anticipated to be rendered soon after the hearing.  If the Bankruptcy Court approves the settlement, the Company would realize initial cash proceeds from the settlement aggregating approximately $32 million, based on the return under the Litigation Funding Agreement and payment of its remaining priority administrative claim, plus additional distributions the Company may receive from the GPMI estate for its pro-rata share of the remainder of the settlement amount available to satisfy unsecured claims.

About Getty Realty Corp:
Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store/gas station properties. The Company owns and leases approximately 1,040 properties nationwide.

CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE THE COMPANY’S EXPECTATION THAT IT WILL REALIZE CASH PROCEEDS FROM THE SETTLEMENT BASED ON THE LITIGATION FUNDING AGREEMENT AND RECEIVE UNCOLLECTED AMOUNTS RELATED TO ITS PRIORITY ADMINISTRATIVE CLAIM AND OTHER UNSECURED CLAIMS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Contact:	Thomas J. Stirnweis
(516) 478-5403